Exhibit 5.1

February 7, 2019

Taronis Technologies, Inc.

11885 44th Street North

Clearwater, Florida 33762

Ladies and Gentlemen:

We have acted as special counsel to Taronis Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of $4,347,364 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants” and, together with the Common Stock, the “Securities”). The Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (File No. 333-207928), which was declared effective on June 15, 2016, including the prospectus which forms a part of such Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements.

We have reviewed the Registration Statement, the Prospectus and such other corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock and Warrants, as the case may be: (i) the execution, delivery and performance by the Company of any warrant agreement or other relevant governing instrument (collectively, the “Opinion Documents”) and all actions necessary for the issuance of the Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company, and (ii) an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby. We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Opinion Documents will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or any Warrants, the Company will have a sufficient number of authorized but unissued shares of Common Stock under its certificate of incorporation. With respect to any Opinion Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered such Opinion Documents and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

Taronis Technologies, Inc.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.	With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of the shares of Common Stock and fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (iv) the shares of Common Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such shares of Common Stock and the plan of distribution, then, upon the happening of such events, such shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

2.	With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Common Stock purchasable upon exercise of such Warrants have been duly and validly authorized and reserved for issuance and (v) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Taronis Technologies, Inc.

Our opinions above are qualified to the extent that the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

The foregoing opinion is subject to the following qualifications: We express no opinion as to: (a) waivers of defenses, subrogation and related rights, rights to trial by jury rights to object to venue, or other rights or benefits bestowed by operation of law; (b) releases or waivers of unmatured claims or rights; (c) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (d) grants of powers of attorney or proxies; (e) restrictions upon transfers, pledges or assignments of a party’s rights; (f) provisions purporting to require a prevailing party in a dispute to pay attorneys’ fees and expenses, or other costs, to a non-prevailing party; (g) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received; (h) provisions for liquidated damages and penalties, penalty interest and interest on interest; or (i) exclusive jurisdiction or venue provisions.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP